Exhibit 10.59

AMENDMENT TO
CONTRIBUTION AGREEMENT

     This AMENDMENT TO CONTRIBUTION AGREEMENT (the “Amendment”) is made and entered into as of March 30, 2005 by and between Gregory Murdock, an individual (“Contributor”) and Columbia Equity, LP, a Virginia limited partnership (“Acquirer”) with reference to the following facts:

RECITALS:

A.	Contributor and Acquirer have entered into that certain Contribution Agreement for a membership interest in Holualoa/Carr Capital Sherwood, LLC, dated January 31, 2005 (the “Contract”);

B.	Contributor and Acquirer have mutually agreed that the Contract shall terminate if the Closing (as defined in the Contract) does not occur prior to March 31, 2005 pursuant to the terms of the Contract; and

C.	Contributor and Acquirer desire to amend the Contract as described below.

     NOW, THEREFORE, for and in consideration of the agreements and obligations hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, Contributor and Acquirer agree as follows:

TERMS

1.	Extension of Closing Date. Contributor and Acquirer hereby agree to amend Sections 3.1(g) and 3.2(g) of the Contract to provide as follows:

     The Closing shall have occurred on or prior to June 30, 2005.

Contributor and Acquirer hereby agree to amend Section 4.1 of the Contract to provide as follows:

The consummation and closing (the “Closing”) of the transactions contemplated under this Agreement shall take place at the offices of Hunton & Williams LLP, Washington, D.C., or such other place as is mutually agreeable to the parties, on the date of the closing of the IPO (the “Closing Date”), or as otherwise set by agreement of the parties; provided, however, that this Agreement shall terminate if Closing does not occur prior to June 30, 2005.

2.	Ratification. Except as modified by this Amendment, the Contract remains in full force and effect.

3.	Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original, and all of which, taken together, shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

CONTRIBUTOR:

/s/ Gregory Murdock

Gregory Murdock

ACQUIRER:

Columbia Equity LP, a Virginia limited partnership

By:	Columbia Equity Trust, Inc., a Maryland corporation, its general partner

By:	/s/ Oliver T. Carr, III

Name: Oliver T. Carr, III
Title: Chairman and Chief Executive Officer